EXISTING STRUCTURE BVI


Mr. Lin
US $ 50,000
Irish Mag
100% of CPST BVI
100%
CPST BVI
Formed 01-17-06
100%
Bo Hai Wen
Formed 06-23-06

EXISTING STRUCTURE SPA

TRANSACTION DATE 10-16-06



Irish Mag
100%
8,601,286 Shares of Irish Mag Common Stock ("SPA Shares")
CPST BVI
100%
SPA Shares
Mr. Cai
Mr. Lin
SPA Shares
40%
60%
iAspec
RMB 27,286,172 (approx. US $3,410,771) ("Accounts Receivable")
RMB 14,000,000 (approx. US $1,750,000) ("Cash Payment")
Bo Hai Wen

EXISTING STRUCTURE
SOFTWARE LICENSE


Irish Mag
100%
16,898,714 Irish Mag Common Shares ("Software Shares")
CPST BVI
100%
Software Shares
Mr. Cai 40%
Mr. Lin 60%
Pro Rata Portion of Software Shares
iAspec
Bo Hai Wen
Software License

RESTRUCTURED STRUCTURE



Mr. Lin
Irish Mag
1. $50,000
2. CPST BVI Shares
3. CPST BVI Shares
4. Software Shares
SPA Shares
100%
CPST BVI
100%
60%
Mr. Cai
40%
Bo Hai Wen
iAspec
Under Business Turnkey Agreement iAspec licenses software to Bo Hai Wen and Bo Hai Wen agrees to be exclusive subcontractor. Bo Hai Wen pays iAspec $180,000 per year. Bo Hai Wen provides subcontract services.

A. BVI Sale Transaction is unwound and Mr. Lin gives back $50,000 and Irish Mag gives back BVI CPST Shares to Mr. Lin.

B. The Software License Agreement and the SPA are terminated. Bo Hai Wen software license is cancelled. Software Shares returned to company. Cash Amount and Accounts Receivable are returned to iAspec. Mr. Lin returns SPA Shares. Both agreements are unwound.

RESTRUCTURED STRUCTURE

C. Immediately thereafter, Bo Hai Wen and iAspec enter into Amended Turnkey Agreement, which includes software license to Bo Hai Wen and provisions for exclusive subcontracting arrangement, including payment of $180,000 per year to iAspec by Bo Hai Wen.

D. Simultaneously with entering into Amended Turnkey Agreement, Mr. Lin exchanges shares of CPST BVI (which now has a subsidiary, Bo Hai Wen, that has the software license) for SPA Shares and Software Shares.